March 15, 2000




Dear Fellow Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of National Bankshares, Inc. The meeting will be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 11, 2000, at 3:00 p.m.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of Bankshares.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

     Thank you for your interest and investment in National Bankshares, Inc.

                              Very truly yours,



                              James G. Rakes
                              President and
                              Chief Executive Officer

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                 ---------------------------------------------





To the Stockholders of National Bankshares, Inc.:

     This is your notice that the 2000 Annual Meeting of Stockholders of National Bankshares, Inc. ("Bankshares") will be held at the Best Western Red Lion Inn at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 11, 2000, at 3:00 p.m. The Meeting is for the purpose of considering and acting upon:

     1. The election of three Class 1 directors for a term of three years each.
     2. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

          NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Only stockholders of record at the close of business on March 10, 2000 are entitled to receive notice of and to vote at the Meeting, or at any adjournments of the Meeting.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters proposed to be acted upon at the Meeting.

     To assure that your shares are represented at the meeting, please complete, date, sign and mail promptly the enclosed proxy, for which a return envelope is provided. The proxy will not be used if you attend and vote in person at the meeting. You may revoke your proxy prior to actual voting of the proxy.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Marilyn B. Buhyoff
                              Secretary
Blacksburg, Virginia
March 15, 2000

                                PROXY STATEMENT
                                      OF
                           NATIONAL BANKSHARES, INC.
                              101 HUBBARD STREET
                             BLACKSBURG, VA 24060
                                P.O. BOX 90002
                           BLACKSBURG, VA 24062-9002
                                 540/951-6300
                                --------------
                        ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY, APRIL 11, 2000


        This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of National Bankshares, Inc. ("Bankshares" or the "Company") to be used at the 2000 Annual Meeting of Stockholders to be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, at 3:00 p.m., on Tuesday, April 11, 2000, and at any adjournments of the Meeting. The approximate mailing date of the Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy is March 15, 2000.

                             REVOCATION OF PROXIES
                             ---------------------

        Stockholders who execute proxies retain the right to revoke them at any time prior to the actual voting of the proxies. Proxies may be revoked by written notice received prior to the Meeting, by attending the Meeting and voting in person or by submitting a signed proxy with a later date. A written notice revoking a previously executed proxy should be sent to National Bankshares, Inc., P.O. Box 90002, Blacksburg, Virginia 24062-9002, Attention:
James G. Rakes. Unless revoked, the shares represented by properly executed proxies will be voted at the Meeting according to the instructions contained in the proxy. Where no instructions are given, proxies will be voted for the nominees for directors set forth in Proposal No. 1.

        An Annual Report to Stockholders, including the financial statements for the year ended December 31, 1999, is being mailed to you at the same time as this Proxy Statement, but should not be considered proxy solicitation material.

                     VOTING SECURITIES AND STOCK OWNERSHIP
                     -------------------------------------

        As of March 10, 2000, Bankshares had 3,516,977 shares of Common Stock ($2.50 par value) issued and outstanding. Each of the shares is entitled to one vote at the Annual Meeting. Only those stockholders of record at the close of business on March 10, 2000 will be entitled to vote at the Meeting or at any adjournments.

        A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established,



directors will be elected by a plurality of votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted on any matter will not be included in determining the number of votes cast.

                 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 --------------------------------------------

        As of March 10, 2000, no single person or group was known to Bankshares to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
              ---------------------------------------------------

        The following table sets forth, as of March 10, 2000, certain information regarding the beneficial ownership of Bankshares' Common Stock by each director and nominee and each named executive officer and by all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the individuals have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.


                                   Shares of Common            Percentage
     Name of                       Stock Beneficially          Of
     Beneficial Owner              Owned as of March 10, 2000  Class
     ----------------              --------------------------  ----------
     Charles L. Boatwright                    8,819            *
     L. Allen Bowman                         13,999            *
     Alonzo A. Crouse                        52,853(1)         1.50
     James A. Deskins, Sr.                    6,693(2)         *
     Paul A. Duncan                          12,862(3)         *
     Cameron L. Forrester                       645            *
     William T. Peery                        49,953(4)         1.42
     James G. Rakes                          20,563(5)         *
     Jeffrey R. Stewart                      24,000            *
     All current Directors and
     Executive Officers as a Group
     (12 persons)                           202,601            5.76

* Represents less than 1% of the Company's outstanding Common Stock.

1. Includes 26,750 shares owned by spouse, 495 owned by spouse jointly with child, 200 shares owned by spouse as custodian for grandchildren, 700 shares owned jointly with spouse and grandchildren and 1,008 shares owned by a partnership in which Mr. Crouse is a general partner.
2.   Includes 1,089 shares owned by spouse.
3. Includes 1,253 shares owned by spouse and 1,088 shares owned by spouse as custodian for grandchildren.
4. Includes 399 shares owned by spouse, 10,950 shares owned as fiduciary and 3,630 shares owned in corporate name.
5. Includes 5,600 shares owned jointly with spouse and 8,150 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan.







                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS
                    --------------------------------------

        Bankshares' Articles of Incorporation provide that the directors shall be divided into three classes (1, 2 and 3) with each class as nearly equal in number as possible and the term of office of each class ending in successive years. The Articles of Incorporation also provide that the number of directors shall be set by the Bylaws, but shall not be less than nine, nor more than twenty-six. For the purpose of the election of directors at the Annual Meeting, the number of directors set forth in the Bylaws is nine. The current term of office of the Class 1 directors expires at this 2000 Annual Meeting of Stockholders. The terms of Class 2 and Class 3 directors will expire in 2001 and 2002, respectively.

        The current Class 1 directors, L. Allen Bowman, Paul A. Duncan and Cameron L. Forrester, have each been nominated by the Board of Directors to serve a three year term to expire at the Annual Meeting of Stockholders in 2003.

        It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of the three nominees for Class 1 director. Each nominee has agreed to serve if elected. If any of the nominees shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

        The following information is provided with respect to the three nominees to serve as Class 1 director and the six incumbent directors who will be continuing in office following the Annual Meeting. All information is provided as of March 10, 2000. Incumbent director James A. Deskins, Sr. retired and resigned as President of Deskins Supermarket, Inc. on September 12, 1999. On October 13, 1999 Deskins Supermarket, Inc. filed for protection under Federal bankruptcy laws. No director or nominee is related by blood, marriage or adoption to any other director, nominee or executive officer. No director or nominee serves as a director of any company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or is subject to the requirements of Section 15(d) of the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940. Each director or nominee currently serves as a director of either or both of the wholly owned subsidiaries of Bankshares, The National Bank of Blacksburg ("NBB") and Bank of Tazewell County ("BTC").

                                      Principal Occupation
        Name and Age;                 (for the past five years unless
        Director of Bankshares Since   otherwise noted)
        ----------------------------  -------------------------------
                                   NOMINEES
                               CLASS 1 DIRECTORS
                               -----------------
                      (Serving Until 2003 Annual Meeting)

         L. Allen Bowman (67)         Retired; prior thereto President,
         1999                         Poly-Scientific Division of Litton
                                      Industries
                                      Vice Chairman of the Board of NBB
                                      Blacksburg, VA





         Paul A. Duncan (69)          Automobile Dealer, President,
         1986                         Holiday Motor Corp.
                                      NBB Board Member
                                      Blacksburg, VA
         Cameron L. Forrester (51)    President and CEO of BTC; prior
         1999                         thereto Vice President of First
                                      Virginia Bank, Clinch Valley
                                      (formerly Premier Bank, N.A.)
                                      BTC Board Member
                                      Tazewell, VA


                        DIRECTORS CONTINUING IN OFFICE
                               CLASS 2 DIRECTORS
                               -----------------
                      (Serving until 2001 Annual Meeting)

         Alonzo A. Crouse (60)        Executive Vice President and
         1996                         Cashier, BTC
                                      BTC Board Member and Secretary
                                      Tazewell, VA
         James G. Rakes (55)          President and CEO of Bankshares
         1986                         and NBB
                                      Chairman of the Board of
                                      Bankshares
                                      NBB and BTC Board Member
                                      Blacksburg, VA
         Jeffrey R. Stewart (67)      Educational Consultant; prior
         1986                         thereto Professor of Business
                                      Education, Virginia Polytechnic
                                      Institute and State University
                                      Chairman of the Board of NBB
                                      Blacksburg, VA


                               CLASS 3 DIRECTORS
                               -----------------
                      (Serving until 2002 Annual Meeting)

         Charles L. Boatwright (74)   Physician, Carilion Family
         1986                         Medicine,
                                      C. L. Boatwright Clinic
                                      Vice Chairman of the Board of
                                      Bankshares
                                      NBB Board Member
                                      Blacksburg, VA
         James A. Deskins, Sr. (68)   Retired; prior thereto President,
         1999                         Deskins Supermarket, Inc.
                                      and President, Deskins Dry Goods
                                      Company
                                      BTC Board Member
                                      Tazewell, VA
         William T. Peery (76)        President, Cargo Oil, Inc.
         1996                         Chairman of the Board of BTC
                                      Tazewell, VA

The Board of Directors recommends that the stockholders vote for the nominees for Class 1 director.





                         BOARD OF DIRECTORS MEETINGS,
                         ----------------------------
                    COMMITTEES, COMPENSATION AND ATTENDANCE
                    ---------------------------------------

        Board of Directors Meetings
        ---------------------------

        In fiscal year 1999, the Board of Directors of Bankshares held six regular meetings and one special meeting. The Board meets bi-monthly, on the second Wednesday in January, March, May, July, September and November.

        Board Committees
        ----------------

        The Bankshares Board has standing audit and compensation committees, comprised of directors Boatwright, Bowman, Deskins, Duncan, Peery and Stewart. The audit committee met twice and the compensation committee met once in 1999. There is no standing nominating committee.

        Board Compensation
        ------------------

        Members of the Board of Directors of Bankshares are paid a $300 (increased from $200 in 1999) fee for each regular or special Board meeting they attend.

        Dr. Boatwright, Mr. Bowman, Mr. Duncan, Mr. Rakes and Dr. Stewart, Bankshares directors who are also directors of NBB, receive a semi-annual retainer fee of $2,500 for their service on the NBB Board. They receive an NBB Board meeting attendance fee of $500 and they are paid $250 for each committee meeting they attend.

        In 1999 three NBB directors, Dr. Boatwright, Mr. Bowman and Mr. Duncan, received payments from an NBB Board of Directors deferred compensation plan in which they participated from 1985 to 1989. Dr. Boatwright received $3,324, Mr. Bowman was paid $5,822 and Mr. Duncan received $5,231 during fiscal year 1999.

        Mr. Crouse, Mr. Deskins, Mr. Forrester, Mr. Rakes and Mr. Peery, directors of Bankshares who are also members of the Board of Directors of BTC, are paid a semi-annual retainer of $1,000 and they receive a fee of $300 per meeting for their attendance at regular and special BTC Board meetings and committee meetings.

        Board Attendance
        ----------------

        During fiscal year 1999, each incumbent director attended 75% or more of the total number of meetings of the Board of Directors of Bankshares and of the Board committees on which he served.

                            EXECUTIVE COMPENSATION
                            ----------------------

        Bankshares, NBB and BTC are organized in a holding company/subsidiary bank structure. Bankshares has no employees, except for officers, and it conducts substantially all of its operations through the subsidiary banks.



All compensation paid to Bankshares' employees is paid by NBB, except for fees paid by Bankshares and BTC to Chairman, President and Chief Executive Officer James G. Rakes for his service as a director of the Company and of BTC.

        Executive Compensation Summary Table
        ------------------------------------

        The following table sets forth information concerning total compensation earned or paid to James G. Rakes, Chairman, President and Chief Executive Officer of Bankshares and President and Chief Executive Officer of NBB, for all services rendered to Bankshares, NBB and BTC during each of the last three fiscal years. Mr. Rakes was the only individual serving as an executive officer during 1999 whose total salary and bonus were in excess of $100,000 during any of the past three years.

                          SUMMARY COMPENSATION TABLE


                                                       Long-Term
                             Annual Compensation       Compensation
                              ------------------       ------------
                                                       Number of
                                                       Stock
                                                       Options     All Other
Name and Principal                                     (Shares)    Compensation
Position            Year   Salary($)(1)   Bonus($)(2)  Granted(3)  ($)(4)
------------------  ----   ------------   -----------  ----------  ------------
James G. Rakes      1999      204,400         89,650      2,500       8,850
Chairman,
President and CEO
of Bankshares

President and CEO   1998      194,200         87,750        ---      22,500
of NBB
                    1997      179,300        103,500        ---      18,470


1. Includes amounts received by Mr. Rakes as directors' fees from Bankshares, NBB and BTC, as well as amounts deposited by Mr. Rakes into the National Bank of Blacksburg Retirement Accumulation Plan, a 401(k) plan.

2. Discretionary bonuses were paid to Mr. Rakes for performance in 1997, 1998 and 1999. In addition, contributions for Mr. Rakes' benefit were made to the Capital Accumulation Plan (described under "Employment Agreement and Change in Control Agreement" below) as awards for Mr. Rakes' performance in those years. Mr. Rakes is not yet irrevocably entitled to receive all sums held in the Capital Accumulation Plan.

3. The National Bankshares, Inc. 1999 Stock Option Plan was adopted by the Board of Directors on March 10, 1999 and approved by the stockholders on April 13, 1999. Mr. Rakes was granted Incentive Stock Options on November 10, 1999.

4. For 1997, includes amounts contributed on Mr. Rakes behalf as a matching contribution under The National Bank Retirement Accumulation Plan and amounts contributed on his behalf to The National Bankshares, Inc. Employee Stock Ownership Plan. For fiscal year 1998, includes a matching contribution to the Retirement Accumulation Plan and a special taxable payment that was made pro-rata to participants in the ESOP in lieu of a 1998 plan year


contribution. For 1999, includes only $8,850 as a matching contribution under the Retirement Accumulation Plan, since the 1999 Company contribution to the ESOP has not yet been allocated among the participants.

        The following table shows all grants of stock options to Mr. Rakes in 1999:

                               Individual Grants
                               -----------------

                            % of Total
                             Options
                            Granted to   Exercise                  Potential Realizable
                  Options   Employees    or Base                 Value at Assumed Rate of
                  Granted   in Fiscal     Price     Expiration   Stock Price Appreciation
 Name              (#)1.       Year       ($/SH)       Date        for Option Term($)
 ----------      ---------  ----------  ---------  -----------   ------------------------
 James G. Rakes    2,500      45.5%       22.00      11/09/09        5%          10%
                                                                   34,589      87,655


1. Vesting is as follows: One-fourth by November 10, 2000; one-half by November 10, 2001; three-fourths by November 10, 2002; and 100% by November 10, 2003.

        No stock options were exercised or were exercisable during 1999.

                            EMPLOYEE BENEFIT PLANS
                            ----------------------

        National Bankshares and its subsidiaries maintain several qualified and non-qualified employee benefit plans for employees. These benefit plans are described below.

        Retirement Plans
        ----------------

        NBB maintains a tax-qualified, noncontributory defined benefit retirement plan for qualified employees called The National Bank of Blacksburg Retirement Income Plan (the "NBB Plan"). The NBB Plan became effective on February 1, 1984, when NBB amended and restated its previous pension plan. This plan covers all officers and employees who have reached age twenty-one and have had one year of eligible service on the January 1 or July 1 enrollment dates. Employee benefits are fully vested after five years of service, with no partial vesting. Retirement benefits at the normal retirement age of sixty-five are calculated at 2 2/3% of the employee's average monthly compensation multiplied by the number of years of service, up to a maximum of twenty-five years. The average monthly compensation is determined by averaging compensation over the five highest paid consecutive years in the employee's final ten years of employment. Retirement benefits under the plan are normally payable in the form of a straight life annuity, with ten years guaranteed; but other payment options may be elected under certain circumstances. Amounts payable are not offset by Social Security payments. The compensation covered by the NBB Plan includes the total of all amounts paid to a participant by NBB for personal services reported on the participant's federal income tax withholding statement (Form W-2), except that earnings were limited to $200,000, indexed for the cost of living, until 1994. In 1994, the earnings limit was decreased to $150,000, which is indexed for



the cost of living after 1994. For 1999, covered compensation for Mr. Rakes is $160,000. The Retirement Plan continues a special transition rule in order to protect the retirement benefit of any participant who is affected by the 1994 indexed compensation limit. This transition rule provides that the retirement benefit of any such participant will be the greater of (1) the participant's retirement benefit calculated under the formula at the applicable time after 1993 or (2) the sum of the participant's benefit calculated as of December 31, 1993, plus the participant's retirement benefit calculated under the benefit formula based on post-1993 service.

        The following table shows the estimated annual benefits payable from the NBB Plan upon retirement based on specific compensation and years of credited service classifications, assuming continuation of the present plan and retirement on January 1, 2000, at age sixty-five.


                            NBB PENSION PLAN TABLE

                                     Years of Service

                     -------------------------------------------------
        Remuneration     15        20        25        30       35
        ------------   ------    ------    ------    ------   ------
         $125,000      50,000    66,667    83,333    83,333    83,333
          150,000      60,000    80,000   100,000   100,000   100,000
          175,000      64,000    85,333   106,667   106,667   106,667
          200,000      64,000    85,333   106,667   106,667   106,667

        The benefit amounts listed in the table are computed as straight life annuity.


        On January 1, 2000, President and Chief Executive Officer, James G. Rakes, had eighteen years of credited service in the NBB Retirement Income Plan, and at normal retirement he will have twenty-eight years of credited service.

        BTC maintains a tax-qualified non-contributory defined benefit retirement plan for qualified employees under the Bank of Tazewell County Employee Pension Plan (the "BTC Plan"). The BTC Plan was initially effective on October 20, 1965, but was amended in its entirety effective October 20, 1989. The BTC Plan covers all officers and employees who, as of April 20 or October 20 of any year, have reached the age of twenty-one and who have had one year of service. Employee benefits are fully vested after five years, with no partial vesting. Benefits generally commence on the later of a participant reaching age 65 or the date on which the participant completes five years of participation in the BTC Plan. The normal form of benefit is a monthly pension payable during the participant's lifetime with a minimum of 120 monthly payments, but other payment options may be elected under certain circumstances. In general, the standard monthly pension benefit is equal to the sum of (1) 1.5% of "plan compensation" multiplied by the years of credited service (but not in excess of 35 years) at normal retirement date, plus (2)
 .59% of "plan compensation" in excess of $800 multiplied by the years of credited service (but not in excess of 35 years). "Plan compensation" is equal to the highest monthly average obtained from the sum of any of a participant's five annual compensation amounts divided by the number of months such participant was compensated during such period. For purposes of such calculation, annual compensation may not exceed $200,000. In 1994, the



earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994.


        The following table shows the estimated annual benefits payable from the BTC Plan upon retirement for specific compensation and years of service classifications, assuming continuation of the BTC Plan in its present form and retirement on January 1, 2000.

                            BTC PENSION PLAN TABLE


                                     Years of Service
                     -------------------------------------------------
        Remuneration     15        20        25        30       35
        ------------   ------    ------    ------    ------   ------
         $ 25,000       6,988     9,317    11,647    13,976   16,305
           50,000      14,825    19,767    24,709    29,651   34,593
           75,000      22,663    30,217    37,772    45,326   52,880
          100,000      30,500    40,667    50,834    61,001   71,168

        Other Plans
        -----------

        National Bankshares, Inc. Employee Stock Ownership Plan. National Bankshares, Inc. sponsors a non-contributory Employee Stock Ownership Plan (the "ESOP"), in which NBB is the sole participating employer. All full-time employees who are over the age of 21 and who have been employed for one year are eligible to participate. Contributions under the ESOP are discretionary with the Board of Directors, and participants are not permitted to make contributions to the plan. Contributions are allocated to a participant s account based upon a participant s covered compensation, which is regular salary plus up to $1,000 of bonus pay. The contributions are fully vested after five years. The contribution for 1999 has not yet been allocated among participants.

        The National Bank of Blacksburg Retirement Accumulation Plan. The National Bank of Blacksburg sponsors the NBB Retirement Accumulation Plan which qualifies under IRS Code Section 401(k) (the "401(k) plan"). As of January 1, 2000, BTC became a participating employer in the 401(k) plan. All full-time employees who have one year of service and who are over the age of 21 are eligible to participate. Participants may contribute up to 10% of their total annual compensation to the plan. Employee contributions are matched by the bank employer at 100% for the first 4% of salary contributed and at 50% of the next 2% of salary contributed. Employees are fully vested at all times in contribution and bank match sums.

        Deferred Compensation Plan. From 1985 to 1989 NBB maintained a voluntary deferred compensation plan for its directors, which permitted a director to defer receipt of a portion of his directors fees for a period of five years. NBB purchased life insurance on all of the participants in amounts that, in the aggregate, actuarially fund its future liabilities under the program. While the insurance policies were purchased under the directors deferred compensation plan, there is no obligation to use any insurance funds from policy loans or death benefits to curtail the deferred compensation liability. Under the terms of the plan, at age 65, a participant or his beneficiary receives 120 monthly benefit payments. The plan also provides for 120 monthly payments to the participant s beneficiary in the event of the


participant s death prior to age 65. Mr. Rakes is entitled to receive 120 months of payments of $1,610.50 at age 65.


        Employment Agreement and Change in Control Arrangement
        ------------------------------------------------------

        On May 7, 1992, Bankshares and Mr. Rakes entered into an employment agreement (the Agreement ) providing for the continued employment of Mr. Rakes as President and Chief Executive Officer of Bankshares and of NBB at an annual base salary of at least $120,000, plus incentive compensation and other employee and executive benefits. Pursuant to a lease arrangement between Bankshares and NBB, NBB leases Mr. Rakes' services from Bankshares and has agreed to pay his base salary and discretionary bonus, fund the Capital Accumulation Plan (described below) and furnish employee and executive benefits under the Agreement.

        The Agreement provides that if Mr. Rakes' employment is terminated by Bankshares for reasons other than death, disability or cause (all as defined in the Agreement), or by Mr. Rakes for good reason (as defined in the Agreement), Bankshares will pay Mr. Rakes, for a twenty-four month period following the date of termination, an amount equal to the highest monthly rate of base salary paid to Mr. Rakes at any time under the Agreement. If the parties agree, this amount may also be paid in a lump-sum payment. During the period that the above payments are being made, Mr. Rakes also will be entitled to participate in Bankshares' and NBB's employee benefit plans or to receive substantially similar benefits.

        The Agreement also establishes a Capital Accumulation Plan ("CAP") for the benefit of Mr. Rakes. The CAP is funded through annual contributions made by NBB under an agreement with Bankshares. The amount that NBB contributes to the CAP each year is based on (1) return on assets as a percentage of the target established in the three-year performance goals adopted by the Board of Directors of NBB and (2) net income before tax expense as a percentage of that target. A minimum of 85% must be achieved in each target area in order for a contribution to be made. Contributions are made in multiples of units, with 250 units to be funded each year. The unit value will vary between $50 and $200 depending on what percentages of the targets are actually achieved. Contributions for achievements for any given calendar year must be made prior to February 28th of the next year.

        Benefits under the CAP are payable beginning on the later of January 1, 2002, or January 1 of the year following any year in which Mr. Rakes leaves Bankshares' employment, or in the case of hardship as determined by the Board upon written request. Mr. Rakes has an irrevocable right to CAP contributions and earnings as follows: 20% of all contributions and earnings thereon are irrevocably his after six years of service in the CAP, and he is irrevocably entitled to receive an additional 20% each year thereafter until 100% is achieved after ten years of service. However, if Mr. Rakes' employment is terminated within thirty-six months following a change in control, for any reason other than for cause, Mr. Rakes' interest in the CAP will be irrevocable at that time. In the event of termination, except where termination occurs within the thirty-six months following a change in control, and including termination for disability, Mr. Rakes shall be deemed to be entitled to receive at least 20% of the CAP. The value of NBB's contribution to the CAP with respect to 1999 performance is included in the "Bonus" column of the "Summary Compensation Table" above.




                 COMPENSATION COMMITTEE REPORT ON COMPENSATION
                 ---------------------------------------------

                     OF EXECUTIVE OFFICERS OF THE COMPANY
                     ------------------------------------

        The Compensation Committee of the Bankshares Board (the "Bankshares Committee") is ultimately responsible for administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer, of Bankshares. The Bankshares Committee is made up of the six members of the Board of Directors who are not officers or employees of the Company or of its subsidiaries, NBB and BTC. Because substantially all compensation paid to Mr. Rakes and the other executive officers of Bankshares is paid by NBB, the Bankshares Committee relies heavily on reports submitted by the Salary and Personnel Committee of the NBB Board. The NBB Salary and Personnel Committee is made up of four directors who are not officers or employees of NBB or Bankshares.

        Executive Officer Compensation
        ------------------------------

        Except in the case of Mr. Rakes and except for Stock Options granted pursuant to the 1999 Stock Option Plan, which are described above, the sole component of the compensation of executive officers of Bankshares is salary paid by NBB. NBB's program for executive officers (other than for the Chief Executive Officer) currently does not include any bonus or other incentive program directly linking executive compensation to the performance of NBB or Bankshares, except that any contributions to the National Bankshares, Inc. Employee Stock Ownership Plan made on behalf of participating employees, including executive officers, have been based upon a percentage of NBB's net profits.

        The NBB Salary and Personnel Committee (the "NBB Committee") establishes annual salary ranges for each executive officer position (not including the position of Chief Executive Officer) after considering a salary survey published annually by the Virginia Bankers Association of commercial banks of similar asset size located in central and southwest Virginia, reviewing salary information about comparable local jobs and evaluating the economic conditions which may be unique to the locations in which NBB does business. In establishing salary ranges, the NBB Committee balances the need to offer salaries which are competitive with peers with the need to maintain careful control of salary and benefits expense. Individual salaries, within the salary ranges established by the NBB Committee, are determined by the Chief Executive Officer, based on his subjective assessment in each case of the nature of the position, as well as the contribution, performance, experience and tenure of the executive officer. The Chief Executive Officer reports to the NBB Committee on compensation of executive officers at least annually.

        Compensation of Chief Executive Officer
        ---------------------------------------

        As Chairman, President and Chief Executive Officer, Mr. Rakes is compensated pursuant to an employment agreement (the "Agreement"), which is described under "Employment Agreement and Change in Control Arrangement" above. An independent consultant retained by the Board of Directors of Bankshares provided significant guidance in the design of the compensation package contained in the Agreement and also reviewed the base level of


compensation contemplated, prior to the Board's approval of the Agreement in 1992.

        The principal components of Mr. Rakes' compensation under the Agreement are salary, incentive bonus and Company contributions to a Capital Accumulation Plan for his benefit. This compensation package is intended to promote the continued success and growth of Bankshares by creating incentives based on the overall performance of the Company and to help assure Mr. Rakes' continued service at NBB and Bankshares by offering him an opportunity to earn competitive levels of total cash compensation.

        Since the inception of the Capital Accumulation Plan, Mr. Rakes' compensation through the CAP has been substantially related to Bankshares' performance, because until May 31, 1996, NBB was the sole subsidiary of Bankshares and it remains the largest subsidiary. In 1997, the NBB Committee recommended, and the Bankshares Board Compensation Committee agreed, that CAP contributions should continue to be determined using NBB's operating results. The CAP contribution for Mr. Rakes' benefit is calculated using a specific formula that is based upon NBB achieving previously defined levels of return on assets and net income before taxes. The Plan encourages advance budget planning by establishing rolling three-year performance goals. 1999 budget performance goal targets established in 1996 were to achieve net income before taxes of $6.06 million and return on assets of 1.89%. In 1999, NBB net earnings before taxes reached a record of $6.64 million, and return on assets was 1.79%. The net earnings before taxes total was 109.6% of the target goal, and return on assets was 94.7% of the target.

        In making its recommendation to the Bankshares Compensation Committee concerning the other important elements of Mr. Rakes' annual compensation, salary and incentive bonus, the NBB Committee considered several factors. The Committee made a subjective assessment of Mr. Rakes' contribution to NBB, and it conducted a review of salaries paid to other individuals holding similar positions. In researching comparable salaries, the Committee consulted the Virginia Bankers Association Annual Salary Survey and other available public
documents.   The Bankshares Compensation Committee considered Mr. Rakes' job performance as holding company Chairman, President and Chief Executive Officer and his contributions to the continued success of National Bankshares, Inc. These factors, as well as a comparison of the performance of Bankshares to local and national peers, are all reflected in the Compensation Committee's approval of the amounts of Mr. Rakes' 1999 salary and incentive bonus.

                                         Members of the Compensation Committee
                                                              C. L. Boatwright
                                                                  L. A. Bowman
                                                            J. A. Deskins, Sr.
                                                                  P. A. Duncan
                                                                   W. T. Peery
                                                                 J. R. Stewart


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          -----------------------------------------------------------

        Directors Boatwright, Bowman, Deskins, Duncan, Peery and Stewart make up the Compensation Committee of Bankshares. None of these individuals is now, or has in the past been, an officer or employee of Bankshares or of Bankshares' subsidiaries, NBB and BTC. Dr. Boatwright, Mr. Bowman and Mr. Duncan serve on the Salary and Personnel Committee of NBB. Mr. Deskins and


Mr. Peery are members of the Board of Directors of BTC, which serves as BTC's compensation committee after excluding inside directors. No executive officer of Bankshares, NBB or BTC served as a director of another entity which had an executive officer serving on the Bankshares Compensation Committee. No executive officer of Bankshares, NBB or BTC served as a member of the compensation committee of another entity which had an executive officer who served as a director of Bankshares, since Mr. Rakes does not participate in BTC Board of Directors compensation committee matters. None of the members of the Bankshares Compensation Committee, or any business organizations or persons with whom they may be associated, has had any transactions with Bankshares or its subsidiaries, except as explained in "Certain Transactions with Officers and Directors" below.


                               PERFORMANCE GRAPH
                               -----------------

        The following graph compares the yearly percentage change in the cumulative total of shareholder return on Bankshares Common Stock with the cumulative return on Standard & Poor's 500 Stock Index (the "S&P 500") and a peer group index comprised of southeastern independent community banks and bank holding companies for the five-year period commencing on December 31, 1994, and ending on December 31, 1999. These comparisons assume the investment of $100 in Bankshares Common Stock and in each of the indices on December 31, 1994, and the reinvestment of dividends.

                                 1994   1995   1996   1997   1998   1999
                                 ----   ----   ----   ----   ----   ----
     NATIONAL BANKSHARES, INC.   100    105    125    126    125    105
     INDEPENDENT BANK INDEX      100    122    155    235    246    222
     S&P 500 INDEX               100    138    169    225    290    351


        The peer group Independent Bank Index is the compilation of the total return to stockholders over the past five years of the following group of twenty-three independent community banks and bank holding companies located in the southeastern states of Florida, Georgia, North Carolina, Tennessee, Virginia and West Virginia:

   United Securities Bancshares, Inc., TIB Financial Corp., Seacoast Banking Corp., Capital City Bank Group, Inc., Fidelity National Corp., Southwest Georgia Financial Corp., PAB Bankshares, Inc., Four Oaks Fincorp, Inc., Bank of Granite Corp., FNB Financial Services Corp., First Bancorp, CNB Corporation, Palmetto Bancshares, Inc., Carolina Southern Bank, First Pulaski National Corporation, National Bankshares, Inc., FNB Corporation, Virginia Commonwealth Financial Corp., American National Bankshares, Inc., Central Virginia Bankshares, Inc., Virginia
   Financial  Corp.,  C  &  F  Financial  Corporation  and   First  Century
   Bankshares, Inc.

               CERTAIN TRANSACTIONS WITH OFFICERS AND DIRECTORS
               ------------------------------------------------

        Both NBB and BTC extend credit in the ordinary course of business to Bankshares' directors and executive officers and corporations, business organizations and persons with whom Bankshares' directors and executive officers are associated at interest rates prevailing for comparable transactions with the general public at the time credit is extended. These


extensions of credit are made with the same requirements as to collateral as those prevailing at the time for comparable transactions with other persons. In the opinion of management, none of such presently outstanding transactions with directors and executive officers involve a greater than normal risk of collectibility or present other unfavorable features.


                             SELECTION OF AUDITORS
                             ---------------------

        KPMG LLP has performed independent year-end audits of Bankshares since the Company's formation in 1986. Each year, generally late in the calendar year, the Board of Directors selects an audit firm to perform an independent audit. That selection has not yet been made for 2000.

        A representative of KPMG LLP is expected to be present at the Annual Meeting. That representative will have the opportunity to make a statement at the Meeting and will be available to respond to appropriate questions.

                           EXPENSES OF SOLICITATION
                           ------------------------

        The cost of solicitation of proxies will be borne by Bankshares. In addition to solicitations by mail, directors, officers and regular employees of Bankshares and of NBB and BTC may solicit proxies personally or by telephone or telegraph without additional compensation. It is contemplated that brokerage houses and nominees will be requested to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and Bankshares may reimburse them for their charges and expenses in this connection.

                          2000 STOCKHOLDER PROPOSALS
                          --------------------------

        In order to be considered for inclusion in the proxy materials of Bankshares for the 2001 Annual Meeting of Stockholders, a stockholder proposal intended to be presented at the Meeting must be delivered to Bankshares' headquarters at 101 Hubbard Street, Blacksburg, Virginia, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002, no later than November 16, 2000. Bankshares' Bylaws include provisions setting forth specific conditions under which business may be transacted at an annual meeting of stockholders.

                                OTHER BUSINESS
                                --------------

        All properly executed proxies received by Bankshares will be voted at the Annual Meeting following the instructions contained in the proxies.

        The Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy does however, give authority to the persons named in the proxy to use their discretion to vote on any other matters that may properly come before the meeting, and it is the intention of the persons named in the proxy to use their judgement if they are called upon to vote on any matter of this type.




                              BY ORDER OF THE BOARD OF DIRECTORS




                              Marilyn B. Buhyoff
                              Secretary
Blacksburg, Virginia
March 15, 2000


































A COPY OF BANKSHARES' ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: MARILYN B. BUHYOFF, SECRETARY, NATIONAL BANKSHARES, INC., P.O. BOX 90002, BLACKSBURG, VIRGINIA 24062-9002.














      NATIONAL BANKSHARES, INC.            THIS PROXY IS SOLICITED ON BEHALF
         101 Hubbard Street                    OF THE BOARD OF DIRECTORS
        Blacksburg, VA 24060                  The undersigned  hereby appoints
           P.O. Box 90002                Lindsay   Coleman,   of   Blacksburg,
      Blacksburg, VA 24062-9002          Virginia  and  Howard   H.  Hale   of
                                         Bluefield, West Virginia, or  each of
                                         them, as Proxies, each with the power
                                         to appoint his substitute, and hereby
                                         authorizes them to  represent and  to
                                         vote  as  designated  below, all  the
                PROXY                    shares  of  Common Stock  of National
                                         Bankshares,  Inc.  held of  record by
                                         the undersigned on March 10, 2000, at
                                         the Annual Meeting of Stockholders to
                                         be held on April  11, 2000, or at any
------------------------------------     adjournments thereof.

1.   Election of Directors

     ___  FOR all nominees listed below      ___  WITHHOLD AUTHORITY
          (except as marked to the                to vote for all
          contrary below)                         nominees listed below

        (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                                L. ALLEN BOWMAN
                                PAUL A. DUNCAN
                             CAMERON L. FORRESTER

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.

     The undersigned acknowledges receipt of the Proxy Statement dated March 15, 2000.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

Date:                              Signature

_____________________              ________________________________

                                   Signature if held jointly

                                   ________________________________


                         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.